                              DATED 30 AUGUST 2001




                 BRADLEY INTERNATIONAL HOLDINGS LIMITED    (1)

                                      and

                     MARSHALL COOPER AND JOHN CLEGG    (2)




                    ----------------------------------------

                                   AGREEMENT
                    RELATING TO THE SALE AND PURCHASE OF THE
                      WHOLE OF THE ISSUED SHARE CAPITAL OF
                                BELDRAY LIMITED

                    ----------------------------------------

                                    CONTENTS

CLAUSE    HEADING                                                           PAGE
------    -------                                                           ----
 1        Interpretation .................................................    1

 2        Recitals .......................................................    3

 3        Sale of Shares .................................................    3

 4        Conditions Precedent ...........................................    3

 5        Consideration ..................................................    4

 6        Completion .....................................................    4

 7        Option to Reacquire ............................................    5

 8        Undertakings ...................................................    5

 9        Costs ..........................................................    6

10        General Provisions .............................................    6

11        Notices ........................................................    7

12        Law ............................................................    7

Schedule 1 ...............................................................    8

Schedule 2 ...............................................................    9

THIS AGREEMENT is made on 30 August 2001 BETWEEN


(1) BRADLEY INTERNATIONAL HOLDINGS LIMITED (Registered in England No. 3407901) whose Registered Office is at P O Box 20, Beldray Road, Bilston, WV14 7NF (the "Seller"); and

(2) THE PERSONS whose names and addresses are set out in Schedule 1 hereto (collectively the "Buyers" which expression shall include their respective legal personal representatives and successors in title from time to time).

1        INTERPRETATION

1.1 In this Agreement the following expressions shall unless the context otherwise requires, have the following meanings:

         "Agreed Form" means in a form which has been agreed by the parties and which has been duly executed or initialled for identification by them or on their behalf;

         "Beldray VAT Liability" means all liability to account for VAT in relation to the activities of the Company and its Related Companies prior to the separation of KUK from the Company's VAT grouping other than in respect of VAT inputs and outputs properly attributable to KUK or the Seller.

         "Business Day" means a day (other than a Saturday or Sunday) on which clearing banks are ordinarily open for business (other than solely for trading and settlement in euro) in London;

         "Completion Date" means the third business day following the date on which the last of the Conditions is satisfied or waived or such other date (not being after the Key Date) as the Seller and Buyers may agree in writing;

         "The Company" means Beldray Limited (Registered in England No. 62665) whose Registered Office is at P O Box 20, Beldray Road, Bilston, WV14 7NF;

         "Conditions" means the conditions precedent set out in schedule 2;

         "The CVA Proposal" means the plan for a creditors voluntary arrangement of the Company to be proposed in the agreed form;

         "Key Date" means 31 December 2001 (or such other date as the Seller and the Buyers may agree in writing);

         "KUK" means KRUG International (UK) Limited (Registered in England No. 516171) whose Registered Office is at P O Box 20, Beldray Road, Bilston, WV14 7NF;

         "Lease" means the reversionary lease of land and premises at Barton Industrial Estate, Mount Pleasant, Beldray Road, Bilston, West Midlands entered into by the Company relating to a previous lease of that land dated 8 June 1979 for a term of 35 years from 25 March 1979 (as revised from time to time) and shall included any Pre-Emption Agreement or other agreement relating to such land and premises under which KUK has any outstanding obligations as surety or guarantor;

         "Official Requirement" means any enactment, ordinance, pact, decree, treaty, code, directive, order, notice or official published plan or policy with legal or actual force in any geographical area and/or over any class of persons;

         "Option Exercise Event" means the appointment (other than the appointment anticipated in clause 2.2) of an administrator, receiver, or liquidator of the Company or, if earlier, the calling for performance by KUK of any obligation of guarantor or surety under the Lease due to a default under the Lease, in either event, during the period of the creditors voluntary arrangement as referred to in the CVA Proposal or, if longer, in the proposal approved by the Company's creditors in satisfaction of Condition 1;

         "Property" means the premises occupied by the Company at Beldray Road, Bilston, West Midlands including (for the avoidance of doubt) the property included in the Lease.

         "Related Company" in relation to a company means any company which at the relevant time is a subsidiary or holding company of that company or any subsidiary of any such holding company;

         "Security Documents" means any and all mortgages, debentures or guarantees securing facilities provided to the Company by National Westminster Bank Plc, Royal Bank of Scotland Commercial Services Limited or their Related Companies;

         "Shares" means the whole of the issued share capital of the Company;

         "VAT" means the Value Added Tax;

1.2 Any reference to an enactment is a reference to it as amended or as re-enacted with or without modification.

1.3      The clause or paragraph headings shall not affect construction.

1.4 References to individuals shall include corporations and vice versa, the masculine gender shall include the feminine and neuter genders and vice versa, and the singular shall include the plural and vice versa.

1.5 References to a clause or schedule are to a clause of, or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule;

1.6 Where any party gives in this Agreement any indemnity in favour of any other party, the obligation of the indemnifying party shall be to make the relevant payment forthwith in full on demand and without any set-off, counterclaim or other deduction.


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

1.7 All agreements, obligations and liabilities in this Agreement on the part of the Buyers are (unless expressly provided otherwise) joint and several and shall be construed accordingly and references to the Buyers shall include each of them severally.

2        RECITALS

2.1 The Company was incorporated in England as a private company limited by shares on 20 June 1899 under the Companies Acts 1862 to 1893.

2.2      A Court Order for the placing of the Company into administration under
         Part II of the Insolvency Act 1986 is to be sought immediately following execution of this Agreement. The Company proposes to exit that administration by seeking creditors approval to a creditors voluntary arrangement.

2.3 The Seller desires to sell and each of the Buyers is willing to purchase the number of the Shares specified opposite his respective name in column 2 of the Schedule for the consideration and upon the terms and subject to the conditions hereinafter contained.

3        SALE OF SHARES

3.1 Subject to clause 4, the Seller shall in accordance with clauses 5 and 6 sell to each of the Buyers 50 per cent of the then issued share capital of the Company and the Buyers shall purchase the Shares with full title guarantee free from encumbrances and with the benefit of all present and future rights whether as to dividend capital voting or otherwise (including any dividend or other distribution declared paid or made on or after the date hereof).

3.2 References to "Shares" shall include any additional Shares issued in the share capital of the Company by way of capitalisation of profits or reserves or otherwise and any other securities directly or indirectly representing the Shares following any reorganisation or reconstruction of capital including any subdivision or consolidation to the extent that the Shares to be sold and purchased pursuant to clause 3.1 shall comprise the whole of the issued share capital of the Company.

4        CONDITIONS PRECEDENT

4.1 The obligations of the parties under clauses 3, 5, 6, 7 and 8 are conditional on the satisfaction or waiver of the Conditions on or before the Key Date (so that beneficial ownership in the Shares shall not pass unless and until the Conditions are satisfied or waived).

4.2 The Seller and the Buyers shall (subject to clause 4.3) use their reasonable endeavours to procure the satisfaction of the Conditions. The Buyers shall provide evidence (reasonably satisfactory to the Seller) of the satisfaction of the Conditions.

4.3 The Seller and the Buyers reserve the right to waive the Conditions wholly or in part and conditionally or otherwise (to such extent as they may jointly agree in writing) on or prior to the Key Date.


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
4.4 Any waiver by the Sellers and the Buyers under clause 4.3 is without prejudice to any other rights which the Sellers or the Buyers (as the case may be) may have under this Agreement.

5        CONSIDERATION

5.1 The consideration for the Shares shall be the payment by the Buyers of L1 and the performance by the Buyers of their obligations under this Agreement.

5.2 The Seller shall not be obliged to complete the sale of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

6        COMPLETION

6.1 Completion shall take place at the Company's registered office (or such other place as the Buyer and the Seller shall agree) on the Completion Date whereupon:

         (a)      the Seller shall cause to be delivered to each of the Buyers
                  (a) share transfer(s) into the name of each of the Buyers in respect of 50% of the then total issued share capital of the Company duly executed and accompanied by the relevant share certificate(s);

         (b) the Seller shall procure the transfers mentioned in clause 6.1(a) shall be approved for registration (subject to their being represented duly stamped);

         (c) the Seller shall procure that all minute books, share registers and other statutory books (duly written up to date), the common seal and share certificate books, Certificate of Incorporation and copies of the Memorandum and Articles of Association of the Company shall be delivered to or made available for collection by the Buyers;

         (d) the Seller shall procure that Robert Thornton, Alistair Firth and Geoffrey Hopwood resign as officers of the Company and that a resolution of the Company is passed for the Company to adopt new Articles of Association in such form as the Buyers may reasonably require;

         (e) the Seller shall procure that Geoffrey Hopwood, Robert Thornton and Alistair Firth resign as officers of Hago Products Limited;

         (f) the Seller shall procure that Mark Stockslager and Alistair Firth resign as trustees of the Beldray Pension Scheme;

         (g) the Seller shall procure that the deeds relating to the Property which are in the Seller's possession or control shall be delivered to or/made available for collection by the Buyers; and

         (h) the Seller shall procure that the appropriate forms to amend the mandate given by the Company to its bankers are supplied to the Buyers.

7        OPTION TO REACQUIRE

7.1 Each of the Buyers further agrees for a consideration of L1 (if demanded) that the Seller shall have an option (the "Option") of purchasing all the Shares (subject to clause 7.5, the "Option Assets") from the Buyers for an aggregate consideration of L1 on the terms of this clause 7.

7.2 The Option is exercisable in whole but not in part by notice in writing from the Seller to the Buyers given at any time within six months of the happening of the Option Event, or such later date as the Seller and Buyers may from time to time agree in writing, whereupon the Buyers shall sell and the Seller shall purchase the Option Assets. A notice under this clause 7.2 shall be irrevocable.

7.3 The sale and purchase of the Option Assets shall be completed at the Company's then registered office (or such other place as the Buyers and the Seller may agree) on the fifth Business Day after the date of exercise of the Option when the Buyers shall deliver to the Seller or as it may direct duly executed transfers in respect of the Option Assets, together with the relative certificates (or an express indemnity in a form satisfactory to the Seller in the case of any certificate found to be missing) against satisfaction of the consideration payable for the Option Assets (if demanded)

7.4 Upon exercise of the Option the Buyers shall sell the Option Assets with full title guarantee, free from encumbrances and with all rights then or subsequently attaching to them and the Buyers shall execute and deliver other documents and take other steps at the reasonable request and cost of the Seller following completion of the sale and purchase of the Option Assets where this is required to vest the Option Assets in the Seller and otherwise to give it the full benefit of this Clause 7. Until the happening of the Option Event and while the Option remains exercisable the Buyers shall not encumber or dispose of the Option Assets or any interest in them except in accordance with this Clause 7.

7.5 References to the "Option Assets" include any additional shares issued in respect of other Option Assets by way of capitalisation of profits or reserves and any securities directly or indirectly representing Option Assets following any reorganisation or reconstruction of capital, including a subdivision or consolidation.

8        UNDERTAKINGS

8.1      Each of the Buyers hereby undertakes with the Seller:

         (a) to procure that the Company does not agree any change to the terms of the Lease without the prior written approval of KUK;

         (b) to use all reasonable endeavours to ensure that whilst KUK has any obligations as surety or guarantor under the Lease neither KUK nor the Seller are disadvantaged by any transaction involving the transfer of more than 50 per cent of the issued shares in the capital of the Company at the relevant time (by means of one transaction or a series of transactions) to one or more persons who are not the spouse or child of a

                  Buyer (or a trustee for the same) such reasonable endeavours shall include (without limitation) at an appropriate stage and before Completion:

                  (i) providing financial details of any such transferee to KUK; and

                  (ii) effecting an introduction between KUK and any such transferee;

         (c) to pay to KUK an amount in cash equivalent to 25% of the consideration (after deduction of the reasonable professional transaction costs incurred by the Buyers) payable for any disposal by a Buyer of any interest in the Shares or of any material part of the Company's assets or business which is completed before the second anniversary of the Completion Date such payment to be made within 2 business days of any such completion.

9        COSTS

9.1 Subject to clause 9.2, the Buyers and the Seller will each bear their own legal and accountancy fees and expenses of and incidental to the preparation and implementation of this Agreement.

9.2 If in breach of this Agreement the Seller sells the Shares other than to the Buyers, the Seller undertakes (without prejudice to any other claim that the Buyer may have) to pay the Buyers' reasonable legal and accountancy fees and expenses incidental to the preparation of this Agreement up to a maximum amount payable by the Seller under this clause of L25,000.

10       GENERAL PROVISIONS

10.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall entirely supersede all agreements, negotiations, statements of intent, warranties or representations whether written or oral made or given prior to the signing hereof.

10.2 The Buyers hereby acknowledge and declare that neither of them has entered into this Agreement in reliance upon any statements, representations, undertakings, warranties or information provided by the Seller, its Related Companies or any of their agents or employees.

10.3 This Agreement shall be binding on and enure for the benefit of the personal representatives and successors in title of the parties but shall not be assignable.

10.4 This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing such a counterpart.

10.5 Each of the parties hereto undertakes with the other or others of them to do, execute, perform or procure to be done executed or performed all such further acts, deeds, documents and things as such other or others of them may reasonably require to give effect to this Agreement or to conclude accounts or satisfy taxation authorities or legal requirements in relation to matters arising or periods ending on or prior to the Completion Date.

10.6 The Seller undertakes and agrees with each of the Buyers that until the Shares have been registered in the name of the Buyers in the register of members of the Company it will hold the legal interest in the Shares as trustee for the Buyers.

10.7 Except as expressly required by any Official Requirement or by any US or UK listing authority or the Securities and Exchange Commission all announcements or circulars by, for or on behalf of any of the parties and relating to any matter provided for in this Agreement shall be in a form approved in writing by or on behalf of the Seller's ultimate holding company and the Buyers in advance of issue (such approval not be unreasonably withheld or delayed).

11       NOTICES

11.1 Any notice pursuant to this Agreement shall be in writing signed by (or by some person duly authorised by) the person giving it and may be served by leaving it at or sending it by pre-paid, recorded delivery or registered post to, in the case of a notice to be served on any of the Buyers, the appropriate addresses set out in Schedule 1 to this Agreement or such other address or addresses as shall be notified to the Seller from time to time or, in the case of a notice to be served on the Seller, to its Registered Office for the time being. Any notice so served shall, if delivered by hand, be deemed to have been served when actually received by or on behalf of the person to be served and, if sent by post, be deemed to have been served 48 hours after it was posted and in proving service by post it shall be sufficient to prove that the envelope containing the same was correctly addressed and posted.

12       LAW

12.1 This Agreement shall be governed by and construed in all respects in accordance with English Law and the parties hereby irrevocably submit to the exclusive jurisdiction of the High Court of Justice in England.

AS WITNESS this Agreement has been signed by or on behalf of the parties hereto the day and year first before written

                                   SCHEDULE 1



NAMES AND ADDRESSES OF THE BUYERS


Marshall Cooper
22 The Heights
Leek
Staffordshire
ST13 7LQ


John Clegg
Honey House
Viearage Lane
Long Compton
Shipston on Stour
CV36 5LH

                                   SCHEDULE 2

                              Conditions Precedent


The Conditions are that:

1 a creditors voluntary arrangement between the Company and its creditors is approved by the Company's creditors in accordance with Part 1 of the Insolvency Act 1986;

2 the Seller and KUK are each released from all their obligations under the Security Documents;

3 the creditors voluntary arrangement approved in satisfaction of condition 1 above envisages the Buyers continued involvement with the Company as owner/managers and includes:

         (a) the payment in full of the Beldray VAT Liability by the Company;

         (b) the writing off of all outstanding intercompany balances owed to the Company or its subsidiaries by any of their Related Companies; and

         (c) the payment by the Company to KUK of a lease guarantee fee (the "Lease Guarantee Fee") equal to L1,000 per month (plus any applicable VAT) for 24 months.

4        the Beldray VAT Liability is paid in full by the Company to HM Customs
         & Excise.

5        the Company enters into formal binding agreement(s) or undertaking:

         (a)      to pay the Lease Guarantee Fee;

         (b)      writing off all outstanding intercompany balances; and

         (c) to refrain from agreeing to any changes to the terms of the Lease without the prior written approval of KUK and to reasonably promptly provide copies to KUK of any notices served on the Company under the Lease.


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

SIGNED by                                    ) /s/ Marshall Cooper
MARSHALL COOPER                              )
in the presence of:                          ) /s/ Paul Jones


SIGNED by                                    ) /s/ John Clegg
JOHN CLEGG                                   )
in the presence of:                          ) /s/ Paul Jones


SIGNED by ROBERT THORNTON                    ) /s/ Robert M. Thornton
for and on behalf of                         )
BRADLEY INTERNATIONAL LIMITED                )
in the presence of:                          )

W. BREWES                                      /s/ W. Brewes
Wragge & Co.
55 Celanove Row


Wragge & Co. Document Id:\WRAGGE2\#2852247\R2M


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